Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$18,883,620
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,795,360)
Dividend Income	507,699
Interest Income	195,225
ETF Transaction Fees	1,750
Total Income (Loss)	$12,792,934

Expenses
General Partner Management Fees	$105,321
Professional Fees	17,315
Brokerage Commissions	9,417
Directors' Fees and insurance	6,622
Total Expenses	$138,675
Net Income (Loss)	$12,654,259

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/23	$163,581,329
Additions (150,000 Shares)	4,661,815
Withdrawals (350,000 Shares)	(10,971,391)
Net Income (Loss)	12,654,259

Net Asset Value End of Month	$169,926,012
Net Asset Value Per Share (5,300,000 Shares)	$32.06

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596